Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2025, with respect to the consolidated financial statements of Stoke Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 18, 2025